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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     AUGUST  9, 2000
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                        EQUALNET COMMUNICATIONS CORP.
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            (Exact Name of Registrant as Specified in its Charter)

TEXAS                                     0-25482                76-0457803
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(State or Other Jurisdiction      (Commission File Number)   (IRS Employer
of Incorporation)                                            Identification No.)


1250 WOOD BRANCH PARK DRIVE, HOUSTON, TX                                   77079
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code         (281) 529-4600
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                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 3.      Bankruptcy or Receivership

             Equalnet Communications Corp. (the "Registrant") and two of its subsidiary companies EqualNet Corporation ("EqualNet"), and USC Telecom, Inc. ("USC Telecom") filed voluntary petitions for relief under title 11, chapter 11 of United States Bankruptcy Code on August 9, 2000 (the "Petition Date") in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), Houston, Texas. The Registrant's case is being administered under Case 00-37350-H4-11 and the cases of each of EqualNet and USC Telecom are being administered under Cases 00-37351-H4-11 and 00-37353-H2-11, respectively. On the Petition Date a voluntary petition for relief under title 11, chapter 7 of the United States Bankruptcy Code was inadvertently filed for Netco Acquisition Corp. ("Netco"), a wholly-owned subsidiary of the Registrant in the Bankruptcy Court. On August 14, 2000, an emergency motion was filed by Netco to convert the chapter 7 case to a chapter 11 case. The case of Netco is being administered under Case 00-37355-H2.

The cases of Registrant, EqualNet and USC Telecom are being jointly administered. The case of Netco is being administered separately as a related case. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Registrant, EqualNet and USC Telecom, as debtors and debtors-in-possession, will each continue to manage and operate its assets and business subject to the supervision and orders of the Bankruptcy Court.


                                  SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EQUALNET COMMUNICATIONS CORP.


                                       By:  /s/ Mitchell H. Bodian
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                                            Mitchell H. Bodian
                                            President & Chief Executive Officer


Date:  August 17, 2000



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